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                                                                    EXHIBIT 1(a)



                          GEORGIA-PACIFIC CORPORATION
                                DEBT SECURITIES

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                           October 22, 1991



        GEORGIA-PACIFIC CORPORATION, a Georgia corporation (the "Company"), proposes to issue and sell from time to time certain of its debt securities ("Securities"). The Securities will be issued under an Indenture, dated as of March 1, 1983, between the Company and The Chase Manhattan Bank (National Association) ("Chase"), as amended and supplemented by a First Supplemental Indenture, dated as of July 27, 1988, among the Company, Chase and Morgan Guaranty Trust Company of New York (the "Trustee") (such Indenture as so amended and supplemented, being hereinafter referred to as the "Indenture"), in one or more series, on terms and conditions to be determined at the time of sale. Particular series of the Securities will be sold pursuant to a Terms Agreement referred to in Section 1, for resale in accordance with terms of offering determined at the time of sale. The Securities involved in any such offering are hereinafter referred to as the "Purchased Securities". The firm or firms which agree to purchase the Securities are hereinafter referred to as the "Underwriters" of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 4(c) and 9), shall mean the Underwriters.

        1.  Sale and Purchase of the Purchased Securities.  The obligation of
            ---------------------------------------------
the Company to issue and sell the Purchased Securities and of the Underwriters to purchase the Purchased Securities will be evidenced by an exchange of telegraphic or other written communications ("Terms Agreement"), a form of which is attached hereto as Exhibit A, with such additions and deletions as the parties thereto may determine, at the time the Company determines to sell the Purchased Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify, among other things, the firm or firms which will be Underwriters, the names of any Representatives, the principal amount of Purchased Securities to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Purchased Securities not already specified in the Indenture, including, but not limited to, interest rate, maturity, and redemption provisions and any sinking fund requirements and whether any of the Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below).

        2.  Payment and Delivery. The Terms Agreement will specify the time and
            --------------------
date of delivery and payment for the Purchased Securities (such time and date, or such other time as the Representatives and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Purchased Securities. The obligations of the Underwriters to purchase the Purchased Securities will be several and not joint. The Purchased Securities delivered to the Underwriters on the Closing bate will be in definitive fully registered form, in such denominations and registered in such names as the Underwriters may
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request.

        If the Terms Agreement provides for sales of the Purchased Securities pursuant to Delayed Delivery Contracts, the Company authorizes the Underwriters to solicit offers to purchase the Purchased Securities pursuant to Delayed Delivery Contracts substantially in the form of Schedule I attached hereto ("Delayed Delivery Contracts", with Purchased Securities sold pursuant to such Delayed Delivery Contracts being herein referred to as "Contract Securities") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts, if any, shall be with institutional investors approved by the Company and of the types set forth in the Prospectus. On the Closing Date the Company will pay the Representatives as compensation, for the accounts of the Underwriters, the fee set forth in the Terms Agreement in respect of the principal amount of Contract Securities being delivered pursuant to the Delayed Delivery Contracts. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and deliver: Delayed Delivery Contracts, the Contract Securities shall be deducted from the Purchased Securities, and the aggregate principal amount of the Purchased Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of the Purchased Securities set forth opposite each Underwriter's name in the Terms Agreement except to the extent that the Representatives determine that such reduction shall be otherwise and so advise the Company.

        3. Registration Statement and Prospectus: Public Offering. The Company
           ------------------------------------------------------
has filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended, and the rules and regulations adopted by the Commission thereunder (respectively, the "Securities Act" and the "Rules"), a registration statement, including a prospectus relating to the Securities, and such registration statement has become effective. Such registration statement as the same may have been amended or supplemented from time to time prior to the date of any Terms Agreement is referred to herein as the "Registration Statement". Any preliminary prospectus or preliminary prospectus supplement relating to the Purchased Securities included as a part of the Registration Statement or filed pursuant to Rule 424 under the Securities Act is herein referred to as a "Preliminary Prospectus". The prospectus included in the Registration Statement, as amended or supplemented for the offering of the Purchased Securities is herein referred to as the "Prospectus". Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein which were filed under the Securities Exchange Act of 1934 (the "Exchange Act") on or before the date of any Term: Agreement; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include, without limitation, the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the date of any Terms Agreement.

        The Company understands that the Underwriters propose to make a public offering of the Purchased Securities, as set forth in and pursuant to the Prospectus. The Company hereby confirms that the Underwriters have been authorized to distribute or cause to be distributed any Preliminary Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

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        4. Representations and Warranties. The Company represents and warrants
           ------------------------------
to each Underwriter that:

            (a) At the time of filing of the Registration Statement, the Company met the requirements for the use of Form S-3 under the Securities Act.

            (b) The Commission has not issued an order preventing or suspending the use of the Prospectus or any Preliminary Prospectus and each Preliminary Prospectus as of its date complied in all material respects with the requirements of the Securities Act and of the Rules and, as of its date, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

            (c) The Registration Statement at the time it became effective, and the Prospectus contained therein, and any amendments thereof and supplements thereto filed prior to the date of any Terms Agreement, conformed in all material respects to the requirements of the Securities Act and the Rules; on the date of any Terms Agreement and on the Closing Date, the Registration Statement and the Prospectus, and any amendments thereof and supplements thereto relating to the Purchased Securities, and any documents filed or to be filed pursuant to the Exchange Act and incorporated by reference, or deemed to be incorporated by reference, in the Prospectus, including any document to be filed pursuant to the Exchange Act which will constitute an amendment or supplement to the Prospectus ("Incorporated Documents"), will conform in all material respects to the requirements of the Securities Act, the Exchange Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the respective rules and regulations of the Commission thereunder; when the Registration Statement became effective the Indenture was, and at all times thereafter the Indenture has and will be, duly qualified under the Trust Indenture Act; when the Registration Statement became effective the Indenture conformed, and at all times thereafter the Indenture has conformed and will conform, in all material respects to the requirements of the Trust Indenture Act; the Registration Statement, the Prospectus included therein, and any amendment to the Registration Statement, as of the effective date of the Registration Statement or of such amendment, did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, as of the date of any Terms Agreement, neither the Registration Statement nor the Prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstance under which they were made, not misleading; except that this representation and warranty does not apply to (i) statements or omissions in the Registration Statement or Prospectus made in reliance upon information furnished in writing to the Company by any Underwriter or by any Representatives on behalf of any Underwriter expressly for use therein, or (ii) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act on Form T-l, except statements or omissions in such Statement made in reliance upon information furnished in writing to the Trustee, on behalf of the Company for use therein.

            (d) Subsequent to the date of the latest consolidated balance sheet incorporated by reference in the Prospectus (excluding any Incorporated Documents filed with the Commission after the date of any Terms Agreement) there has not been any material adverse change in the financial position or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except in each case as set forth in or contemplated by the Prospectus (excluding

                                      -3-
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        any Incorporated Documents filed with the Commission after the date of any Terms Agreement).

            (e) The consummation by the Company of the transactions contemplated by this Agreement and any Terms Agreement and the performance of the Company's obligations hereunder will not be in contravention of law or of any of the provisions of the articles of incorporation or bylaws of the Company or of any subsidiary, or of any indenture, agreement or undertaking to which the Company or any subsidiary is a party or by which it is bound, or of any order, rule or regulation applicable to them of any court or of any governmental body or instrumentality having jurisdiction over them or their properties.

            (f) The certificates delivered pursuant to paragraph (d) of Section 5 hereof and all other documents delivered by the Company or its representatives in connection with the issuance and sale of the Purchased Securities were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, in all material respects true and complete.

        5. Conditions of the Underwriters' Obligations.  The obligations of the
           -------------------------------------------
Underwriters under any Terms Agreement are subject to the following conditions:

            (a) No order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or, to the knowledge of the Company, threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with or otherwise satisfied.

            (b) Since the respective dates as of which information is given in the Registration Statement and Prospectus (excluding any Incorporated Documents filed with the Commission after the date of any Terms Agreement), (i) there shall not have been any material adverse change in the financial position or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement or Prospectus (excluding any Incorporated Documents filed with the Commission after the date of any Terms Agreement), and (ii) the Company and its subsidiaries shall not have sustained any material loss or interference with their business, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth or contemplated by the Registration Statement or Prospectus (excluding any Incorporated Documents filed with the Commission after the date of any Terms Agreement), if in the judgment of the Representatives any such material adverse change makes it impracticable or inadvisable to consummate the sale and delivery of the purchased Securities by the Underwriters at the initial public offering price or prices.

            (c) The representations and warranties of the Company contained herein and in any Terms Agreement shall be true and correct in all material respects on and as of the Closing Date, and the Company shall have performed in all material respects all covenants and agreements herein contained and contained in any Terms Agreement to be performed on its part at or prior to the Closing Date.

            (d) The Representatives shall have received on the Closing Date a certificate, dated the Closing Date, signed by any two of the Chairman, president, an Executive Vice President, the

                                      -4-
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        Vice President-Finance and the Treasurer of the Company, which shall certify that (i) no order suspending the effectiveness of the Registration Statement or prohibiting the sale of the Purchased Securities is in effect, and no proceedings for such purpose are pending before or, to the knowledge of such officers, threatened by the Commission, (ii) the representations and warranties of the Company contained herein and in any Terms Agreement are true and correct in all material respects on and as of the Closing Date and the Company has performed in all material respects all covenants and agreements herein contained and contained in any Terms Agreement to be performed on its part at or prior to the Closing Date and (iii) the Prospectus, and any supplement thereto, on and as of the Closing Date, does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (e) The Representatives shall have received on the Closing Date a signed letter from Arthur Andersen & Co., dated the Closing Date, in form satisfactory to the Representatives and to the effect set forth in
        Schedule II hereto.

            (f) The Representatives shall have received on the Closing Date from Diane Durgin, Esq., Senior Vice President - Law and General Counsel of the Company, an opinion, dated the Closing Date, in form satisfactory to the Representatives and to the effect set forth in Schedule III hereto.

            (g) The Representatives shall have received on the Closing Date from Sullivan & Cromwell, counsel for the Underwriters, opinions, dated the Closing Date, with respect to the Company, the Purchased Securities, the Registration Statement and Prospectus, this Agreement and the Term Agreement, and the form and sufficiency of all proceedings taken in connection with the authorization of the Purchased Securities and the sale and delivery of the Purchased Securities. Such opinions and proceedings shall be satisfactory in all respects to the Representatives, and the Company shall have furnished to counsel for the Underwriters such documents as they may reasonably request for the purpose of enabling them to render such opinions. Sullivan & Cromwell may rely on opinions of local counsel as to all matters of local law.

            (h) On and after the date of any Terms Agreement, no downgrading shall have occurred in the ratings accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act.

            (i) Any additional conditions precedent contained in any Terms Agreement.

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            6. Covenants.  The Company covenants and agrees as follows:
               ---------

            (a) Promptly to file the Prospectus pursuant to Rule 424 under the Securities Act with the Commission, but not to file any other amendment or supplement to the Registration Statement or Prospectus after the date of any Terms Agreement and prior to the Closing late for the Purchased Securities unless a copy thereof shall have first been furnished to and reviewed with the Representatives and the Representatives shall have been given a reasonable opportunity to comment thereon.

            (b) As soon as the Company is advised thereof to advise the Representatives (i) of the initiation or threatening by the Commission of any proceedings for the issuance of any order suspending the effectiveness of the Registration Statement, or the qualification of the Indenture, and (ii) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any Preliminary Prospectus or the Prospectus. The Company will make every reasonable effort to prevent the issuance of an order suspending the effectiveness of the Registration Statement or the qualification of the Indenture and if any such order is issued to obtain as soon as possible the lifting thereof.

            (c) The Company will furnish to the Representatives copies of the Registration Statement (four copies of which will be signed and will include all exhibits) and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives request.

            (d) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, to deliver, without charge, to the Representatives and to Underwriters and dealers, at such office or offices as the Representatives may designate, as many copies of the Prospectus as the Representatives may request.

            (e) During the period in which copies of a prospectus are to be delivered as provided in paragraph (d) above, if any event occurs as a result of which it shall be necessary to amend or supplement the Prospectus in order to make the statements therein not materially misleading, forthwith to prepare, file with the Commission and deliver, without charge, to the Underwriters and to dealers (whose names and addresses the Representatives will furnish to the Company) to whom Purchased Securities may have been sold by the Underwriters, and to other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not be materially misleading. Delivery by Underwriters of any such amendments or supplements to the Prospectus shall not constitute a waiver of any of the conditions set forth in Section 5 hereof.

            (f) As soon as practicable, but in any event not later than 15 months after the "effective date of the Registration Statement," to make "generally available to its security holders" an "earning statement" covering a period of at least twelve months beginning after the "effective date of the Registration Statement" which will satisfy the provisions of Section 11(a) of the Securities Act. "Effective date of the Registration Statement," "generally available to its security holders" and "earning statement" shall comply with, and/or have the meanings specified in, Rule 158 of the Commission under the Securities Act.

            (g) To take such action as the Representatives may request in order to qualify the Purchased Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Representatives may reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Purchased Securities., in any jurisdiction where it is not now go subject.

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            (h) For a period of five years after the date of any Terms Agreement or so long as any of the Purchased Securities shall remain outstanding, whichever is shorter, to supply to the Representatives and to each of the other Underwriters who may so request in writing copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock and to furnish to the Representatives a copy of each annual or other report it shall be required to file with the Commission and such other information concerning the Company and its subsidiaries as the Representatives my reasonably request.

            (i) To pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement and the related Terms Agreement are terminated, all costs and expenses incident to the performance of the obligations of the Company under this Agreement and the related Terms Agreement, including those relating to (i) the preparation, printing and filing of the Registration Statement and exhibits thereto, any Preliminary Prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, and the printing of the Underwriting Agreement (provided that all such costs and expenses incident to any Agreement Among Underwriters and any Dealer Agreement shall be for the account of and shall be paid by the Representatives) and the Indenture, (ii) the issuance of the Purchased Securities and the preparation and delivery of certificates for the Purchased Securities to the Underwriters, (iii) the registration or qualification of the Purchased Securities for offer and sale under the securities or "blue sky" laws of the various jurisdictions referred to in paragraph (g) above, including the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and the preparation and printing of preliminary or supplementary "blue sky" memoranda and legal investment memoranda, (iv) the furnishing to the Underwriters and to the Representatives of copies of any Preliminary Prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this
Section 6 to be so furnished, including costs of shipping and mailing, (v) the listing of the Purchased Securities on any national securities exchange, (vi) the rating of the Purchased Securities by rating agencies, and (vii) the furnishing to the Underwriters and to the Representatives of copies of all reports and information required by paragraph (h) above, including costs of shipping and mailing.

            (j) To endeavor to obtain as promptly as practicable the listing of the Purchased Securities on any national securities exchange designated in any Terms Agreement.

            (k) The Company will not, without the prior consent of the Representatives, prior to the earlier of ten business days following the initial public offering date of the Purchased Securities or the termination of any sales restrictions in connection with the distribution of the Purchased Securities, offer or sell in a public offering in the United States any U.S. dollar-denominated debt securities issued or guaranteed by the Company, having a maturity of more than one year from date of issue, except upon exercise of outstanding warrants.

           7.  Indemnification.  (a) The Company agrees to indemnify and hold
               ---------------
harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such untrue statement or omission or alleged untrue statement or omission was made in (i) such Preliminary Prospectus, the

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Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company through the Representatives by or on behalf of any Underwriter expressly for use therein or (ii) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act other than any such untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with information furnished in writing to the Trustee by or on behalf of the Company for use therein; provided, however, that the Company shall not be liable to any such Underwriter or controlling person with respect to any such documents to the extent that any such loss, claim, damage or liability of such Underwriter or controlling person results from the fact that such Underwriter sold Purchased Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented (excluding the document, incorporated by reference therein), whichever is most recent, if the Company has previously furnished copies thereof to such Underwriter, and if such Prospectus or Prospectus as amended or supplemented (including the documents incorporated by reference therein) corrected the alleged untrue statement or omission giving rise to such loss, claim, damage or liability.

            (b) Each Underwriter agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act, each director of the Company and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission, in each case which is material, which was made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by such Underwriter expressly for use therein; provided, however, that the obligation of each Underwriter to indemnify the Company hereunder shall be limited to the total price at which the Purchased Securities purchased by such Underwriter were offered to the public.

            (c) Any party which proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit, or proceeding against such party in respect of which a claim is to be made against an indemnifying party under this Section, notify such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof with counsel satisfactory to such indemnified party, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses thereafter incurred, other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel satisfactory to such indemnified party to assume the defense of such action. An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent.

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        8.  Contribution.  In order to provide for just and equitable
            ------------
contribution in circumstances in which the indemnification provided for in paragraph (a) of Section 7 hereof is applicable but for any reason is held to be unavailable from the Company, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution) to which the Company and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount (the difference between the initial public offering price and the purchase price of the Purchased Securities, in each case as set forth in any Terms Agreement hereto) bears to the sum of such discount and the purchase price of the Purchased Securities set forth in any Terms Agreement hereto and the Company is responsible for the balance; provided, however, that (a) in no case shall
                             ------------------
any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Purchased Securities) be responsible for any amount in excess of the underwriting discount applicable to the Purchased Securities purchased by such Underwriter hereunder and (b) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of the Securities Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (a) and
(b) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party it' respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this
Section 8. No party shall be liable for contribution with respect to any action or claim settled without its consent.

        9.  Termination.  This Agreement and any related Terms Agreement may be
            -----------
terminated (A) by the Company by notifying the Representatives at any time before the time when the Purchased Securities are first generally offered by the Representatives to dealers by letter or telegram, or (B) by the Representatives if any or by a majority in interest of the Underwriters at or prior to the Closing Date if

            (a) in the judgment of the Representatives or in the judgment of such Underwriters, as the case may be, the sale and delivery of the Purchased Securities at the initial public offering price or prices is rendered impracticable or inadvisable because (i) additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange, or trading in securities generally shall have been suspended on either such Exchange or a general banking moratorium shall have been established by Federal or New York authorities, (ii) any event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect, and such untrue or incorrect statement or information is not corrected in an amendment or supplement to the Registration Statement or Prospectus, or (iii) a war involving the United States or other national calamity shall have occurred or shall have accelerated to such an extent, as in the judgment of the Representatives, if any, or in the judgment of such Underwriters, to render impracticable or inadvisable the sale and delivery of the Purchased Securities at the initial public offering price or prices, or

            (b) if any of the conditions specified in Section 5 hereof or in any Terms Agreement shall not have been fulfilled when and as required by this Agreement or such Terms Agreement, as the case may be.

        If this Agreement and any related Terms Agreement is terminated pursuant to any of the provisions hereof or any provision of any Terms Agreement, except as otherwise provided herein, the Company shall not be under any liability to any Underwriter and no Underwriter shall be under any liability to the Company, except that (a) if this Agreement and any related Terms Agreement is terminated by the Representatives or the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement and any Terms Agreement, the Company will reimburse the Underwriters for all their reasonable out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by them, and (b) no Underwriter who shall have failed or refused to purchase the Purchased Securities agreed to be purchased by it hereunder, without some reason sufficient hereunder to justify its cancellation or termination of its obligations hereunder, shall be relieved of liability to the Company or to the other Underwriters for damages occasioned by its default.

        10.  Substitution of Underwriters.  If one or more of the Underwriters
             ----------------------------
shall fail or refuse (other than for a reason sufficient to justify the termination of this Agreement) to purchase on the Closing Date the principal amount of Purchased Securities agreed to be purchased by such Underwriter or Underwriters, the Representatives may find one or more substitute underwriters to purchase such Purchased Securities or make such other arrangements as the Representatives may deem advisable, or one or more of the remaining Underwriters may agree to purchase such Purchased Securities in such proportions as may be approved by the Representatives, in each case upon the terms herein set forth. If no such arrangements have been made within twenty-four hours after the Closing Date and

            (a) the aggregate principal amount of Purchased Securities to be purchased by such Underwriters shall not exceed the percentage of the principal amount of the Purchased Securities specified in the Terms Agreement, each of the non-defaulting Underwriters shall be obligated to purchase such Purchased Securities on the terms herein set forth in the proportion which the principal amount of Purchased Securities set opposite its name in such Terms Agreement hereto bears to the aggregate principal amount of Purchased Securities set forth opposite the respective names of all of the non-defaulting Underwriters in such Terms Agreement, or

            (b) the aggregate principal amount of Purchased Securities to be purchased by such Underwriters shall exceed such specified percentage of the principal amount of the Purchased Securities, the Company shall be entitled to an additional period of twenty-four hours within which to find one or more substitute underwriters satisfactory to the Representatives to purchase such Purchased Securities upon the terms set forth herein. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement and such Terms Agreement.

        In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date for a period of not more than five business days in order that necessary changes and arrangements may be effected by the Representatives and the Company. If the Company shall not make arrangements pursuant to clause (b) of this Section 10 within the period stated for the purchase of the Purchased Securities which such defaulting Underwriters agreed to purchase, this Agreement and the related Terms Agreement shall terminate with respect to the Purchased Securities without liability on the part of any non-defaulting Underwriter to the Company and without liability on the part of the Company, except, in both cases, as provided in Sections 6(i), 7, 8 and 9 hereof. The provisions of this Section 10 shall not in any way affect the liability of any defaulting Underwriter to the Company or the non-defaulting Underwriters arising out of such default.

        11.  Miscellaneous.  The indemnification, reimbursement and contribution
             --------------
agreements contained in Sections 6(I), 7, 8 and 9 hereof and the representations, warranties and agreements of the Company in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement and any Terms Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person or by or on behalf of the Company or any controlling person, director or officer, and (c) delivery of and payment for the Purchased Securities under this Agreement and any Terms Agreement.

        This Agreement has been and is made solely for the benefit of the Underwriters and the Company, and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters or the Company, directors and officers of the Company, and their respective successors and assigns, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Purchased Securities from any Underwriter merely because of such purchase.

        Except as otherwise provided in this Agreement or any Terms Agreement, all notices and communications hereunder shall be in writing, and mailed or delivered, or by telephone or telegraph if subsequently confirmed in writing, to the Representatives at the address appearing in any Terms Agreement, and to the Company to Diane Durgin, Senior Vice President -- Law and General Counsel, at 133 Peachtree Street, N.E., Atlanta, Georgia 30303.

        This Agreement and any Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                                                         EXHIBIT

                          GEORGIA-PACIFIC CORPORATION
                              (the "Corporation")

                                TERMS AGREEMENT
                                ---------------

                                                      Date: ____________________

Georgia-Pacific Corporation
133 Peachtree Street, N.E.
Atlanta, Georgia 30303

Attention:  _________________________

Dear Sirs:

       [On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we] [We] offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement filed as an exhibit to the Corporation's registration statement[s] on Form S-3 (No. 33-______[and No. 33-______]) (the "Underwriting Agreement"), the following securities (the "Securities") on the following terms:

       Title: [________%] [Floating Rate] [sinking Fund] [Notes] [Debentures]
       -----
Due ______________

       Principal Amount:  $_______________
       ----------------

       Interest: [_____% per annum, from __________________, l9__, payable
       --------
semiannually on _________________ and ___________________ commencing
________________, l9__, to holders of record on the preceding
______________________________ or ______________________ as the case may be.]
[Zero coupon.]

       Maturity: ________________________, 19___.
       ---------

       Optional Redemption:   __________________________________________________
       --------------------

       Sinking Fund: ___________________________________________________________
       -------------

       Delayed Delivery Contracts:  [None.]  [Delivery Date[s] shall be
       ---------------------------
___________________, l9__. Underwriters' fee is ____% of the principal amount of the Contract Securities.]

       Purchase Price: ________% of principal amount, plus accrued interest
       --------------
[, if any,] from _______________________, l9__.

       Expected Reoffering Price:  ________% of principal amount, subject to
       -------------------------
change by the undersigned.

       Closing: _______ A.M. on __________________ , 19__, at
       -------
__________________, with payment to be made in New York Clearing House (next day) funds.

       [Name[s] and Address[esl of Representative[s]]:
        ---------------------------------------------

       ------------------------------     ------------------------------
       ------------------------------     ------------------------------
       ------------------------------     ------------------------------
       ------------------------------     ------------------------------

       ------------------------------     ------------------------------
       ------------------------------     ------------------------------
       ------------------------------     ------------------------------
       ------------------------------     ------------------------------

       The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

       [If appropriate, insert--It is understood that we may, with your consent, amend this offer to add additional Underwriters and reduce the aggregate principal amount to be purchased by the Underwriters listed in Schedule A hereto by the aggregate principal amount to be purchased by such additional Underwriters.]

       The provisions of the Underwriting Agreement are incorporated herein by reference.

       [If appropriate, insert--The obligations and agreements set forth in
Section 10 of the Underwriting Agreement shall not apply to the obligations of the Underwriters to purchase the above Securities--or--The specified percentage
                                                   --
of the principal amount of the Securities for the purposes of Section 10 of the Underwriting Agreement shall be ____%[10%]].

       The Securities will be made available for checking and packaging at the office of __________________________ at least 24 hours prior to the Closing Date.

       [Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us.]

       [Please signify your acceptance of the foregoing by return wire not later than ______________ P.M. today.]

                                      Very truly yours,

                                      [Names of Underwriters or Representatives]


                                      By: _________________________________
                                          Typed Name:
                                          Title:

                                   SCHEDULE A
                                   -------- -

                                                               Principal
Underwriter                                                     Amount
-------------                                               ---------------
                                                            $























                                                             ______________

Total.....................................................  $______________

To:   (Names and Addresses of Underwriters or Representatives]



       We accept the offer contained in your [letter][wire, dated __________________, l9__, relating to $___________________ principal amount of our [Insert title of Securities.] We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement filed as an exhibit to the undersigned's registration statement on Form S-3 (No. 33-_____) (the "Underwriting Agreement") are true and correct and no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission.

Dated: __________________              Very truly yours,

                                       GEORGIA-PACIFIC CORPORATION


                                       By ___________________________________
                                          Name:  ____________________________
                                          Title:  ___________________________

                                                                      SCHEDULE I

                           DELAYED DELIVERY CONTRACT


                                                     [Insert date]

[Insert name and address
 of lead Representative]

Dear Sirs:

    The undersigned hereby agrees to purchase from Georgia-Pacific Corporation, a Georgia corporation (the "Company"), and the Company agrees to sell to the
undersigned, as of the date hereof, for delivery         on            19  (the
"Delivery Date"),                            $
principal amount of the Company's                  (the "Securities") offered
by the Company's Prospectus (including any Prospectus Supplement) relating thereto, receipt of a copy of which is hereby acknowledged, at a purchase price
of   % of the principal amount thereof, plus accrued interest, if any, thereon
from       , 19 , to the Delivery Date, and on the further terms and conditions set forth in this contract.

    Payment for the Securities purchased by the undersigned shall be made on or before 11:00 A.M. on the Delivery Date to or upon the order of the Company in
New York Clearing House (next day) funds, at the office of                    or
at such other place as shall be agreed between the Company and the undersigned upon delivery to the undersigned of the Securities in definitive, fully registered form and in such authorized denominations and registered in such names as the undersigned may request by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date. If no request is received, the Securities will be registered in the name of the undersigned and issued in a denomination equal to the aggregate principal amount of Securities to be purchased by the undersigned on the Delivery Date.

    The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date, and the obligation of the Company to deliver Securities on the Delivery Date, shall be subject only to the conditions (and neither party shall incur any liability by reason of the failure thereof) that
(1) the purchase of Securities to be made by the undersigned, which purchase the undersigned represents is not prohibited on the date hereof, shall not on the Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject, and (2) the Company, on or before the Delivery Date, shall have sold to the Underwriters the principal amount of the Securities to be sold to them pursuant to the Underwriting Agreement and related Terms Agreement referred to in the Prospectus mentioned above. Promptly after completion of such sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

    This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

    It is understood that acceptance of this contract and other similar contracts is in the Company's sole discretion and, without limiting the foregoing, need not be on a first come, first served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address Bet forth below. This will become a binding contract between the Company and the undersigned, as of the date first above written, when such counterpart is so mailed or delivered.

    This agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                 Very truly yours,



                                 _______________________________
                                       (Name of Purchaser)

                                 By_____________________________
                                   (Signature and Title Officer)


                                 _______________________________
                                           (Address)


Accepted:

    GEORGIA-PACIFIC CORPORATION


By___________________________________
    (Authorized Signature)

                                                       SCHEDULE II
                                                       -------- --

     The letter delivered by Arthur Andersen & Co. referred to in Section 5(e) of the Underwriting Agreement shall be to the effect that:

     (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the published rules and regulations thereunder and the answer to Item 10 of the Registration Statement on Form S-3 is correct insofar as it relates to them;

     (ii) in their opinion, the consolidated financial statements examined by them and incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Exchange Act and the published rules and regulations thereunder;

     (iii) on the basis of procedures referred to in such letter, including a reading of the latest available interim consolidated financial statements of the Company and inquiries of officials of the Company responsible for financial and accounting matters, nothing caused them to believe that (A) the unaudited financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Exchange Act and the published rules and regulations thereunder, and the amounts included in such financial statements were not fairly presented in conformity with generally-accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements incorporated by reference in the Prospectus, or (B) at the date of the latest available internal consolidated balance sheet of the Company, and at a subsequent specified date not more than five days prior to the date of such letter, there was any change in the capital stock or any increases in the short-term debt or long-term debt of the Company and its subsidiaries consolidated or any decreases in consolidated net current assets or net assets as compared with amounts shown in the most recent balance sheet of the Company included or incorporated by reference in the Prospectus, or (C) for the period from the date of the most recent balance sheet of the Company included or incorporated by reference in the Prospectus to the date of the latest available internal consolidated balance sheet of the Company, and to a subsequent specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding periods of the previous year, in consolidated net sales or total or per share amounts of net income, except in each case under (B) and (C) for changes or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

     (iv) they have carried out certain agreed procedures specified in such letter for the purpose of comparing certain financial information and ratios specified in such letter and derived from general accounting records of the Company appearing in the Registration Statement and Prospectus and the documents incorporated by reference therein with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter, and have found such financial information and ratios to be in agreement (excluding any questions of legal interpretation) with such results.

                                                                    SCHEDULE III
                                                                    ------------

     The opinion of Diane Durgin, Esq. referred to in Section 5(f) of the Underwriting Agreement shall be to the effect that:

     (i) the Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Georgia with corporate power to own and operate its properties and conduct its business as described in the Registration Statement;

     (ii) the Purchased Securities have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

     (iii) the Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a valid and legally binding instrument enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' right: generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

     (iv) the Terms Agreement, including the provisions of the Underwriting Agreement, [and each Delayed Delivery Contract] has been duly authorized, executed and delivered by the Company;

     (v) the Registration Statement has become effective under the Securities Act and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for that purpose are pending before, or threatened by, the Commission, and the Registration Statement and Prospectus, and any amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the applicable requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulation of the Commission under such Acts, and such counsel does not believe that either the registration statement or the prospectus included therein, at the effective date of the registration statement or of any amendment thereto, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, as of its date or at the Closing Date, contained or contains any untrue statement of a material fact omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need express no opinion as to financial statements contained therein or as to the Statement of Eligibility and Qualification of the Trustee;

     (vi) such counsel does not know of any material pending legal proceeding or any governmental proceeding instituted or threatened against the Company of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus;

     (vii) such counsel is familiar with all documents and contracts filed with or incorporated by reference in the Registration Statement and does not know of any documents and contracts required to be so filed which are not so filed or of any contracts which are required to be referred to in the Registration Statement which are not disclosed (and to the best of such counsel's knowledge any documents and contracts required to be summarized in the Prospectus are correctly summarized); and

     (viii) the execution and delivery of, and compliance with, the Terms Agreement, including provisions of the Underwriting Agreement, the Purchased Securities and the Indenture will not conflict with or constitute a breach of or default under the Articles of Incorporation or Bylaws of the Company or of any subsidiary, or of any indenture, agreement or undertaking material to the Company and its subsidiaries taken as a whole and known to such counsel to which the Company or any subsidiary is a party or by which it is bound, or any applicable law or, to the best of such counsel's knowledge, information and belief, any administrative regulation or court decree.

     Ms. Durgin may rely on certificates of responsible officers of the Company as to matters of fact and, to the extent satisfactory to Messrs. Sullivan & Cromwell, on opinions of local counsel as to matters of local law.

                                      I-2